Exhibit 99.1

Oscient Pharmaceuticals Contacts:

Christopher Taylor

781-398-2466

Sandra Schmidt Coombs

781-398-2310

For Immediate Release

NASDAQ Implements Temporary Suspension of Bid Price and Market Value of Publicly Held Shares

Requirements; Oscient Compliance Period Extended to April 7, 2009

Waltham, Mass., October 23, 2008 – Oscient Pharmaceuticals Corporation (Nasdaq: OSCI) yesterday received notification from the Listings Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) that, given the current extraordinary market conditions, NASDAQ has suspended the enforcement of the rules requiring a minimum market value of publicly held shares (“MVPHS”) and a minimum $1 closing bid price, effective immediately.

As a result of the suspension, all companies presently in the compliance process will remain at that same stage of the process; however, companies can regain compliance during the suspension period. NASDAQ will not take any action to delist any security for these concerns during the suspension period, which will remain in effect through Friday, January 16, 2009. These rules will be reinstated on Monday, January 19, 2009.

On October 3, 2008, Oscient announced that pursuant to Marketplace Rule 4310(c)(8)(B), the Company had 90 calendar days, or until January 2, 2009, to regain compliance with the MVPHS requirement. Oscient will now have until April 7, 2009 to regain compliance by evidencing a minimum $15 million MVPHS for 10 consecutive business days. If the Company does not regain compliance with the MVPHS requirement by April 7, 2009, the Company will receive written notification of delisting from NASDAQ and at that time will be entitled to request a hearing before a NASDAQ Listing Qualifications Panel to present its plan to regain compliance with the MVPHS requirement.

The NASDAQ notice has no effect on the listing of the Company’s common stock on The NASDAQ Global Market at this time.

Seeking to improve its capital structure, on October 21, 2008, the Company launched a proposed exchange offer with the holders of its 3.50% Convertible Senior Notes due 2011. The Company has filed a registration statement with the Securities and Exchange Commission relating to the proposed exchange offer. As stated in the registration statement, the Company believes the exchange offer is an important component of its plan to reduce the Company’s overall debt level and to re-calibrate its capital structure in order to better execute the Company’s business strategy. The Company also believes completion of the exchange offer may enable it to evidence compliance with NASDAQ’s MVPHS requirement; however, there can be no assurance that the Company will be able to do so.

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Oscient Pharmaceuticals/ 1000 Winter Street Waltham MA 02451

t: 781.398.2300  f: 781.893.9535  www.oscient.com

NASDAQ Rule Suspension

October 23, 2008

This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. On October 21, 2008, Oscient filed a Tender Offer Statement with the Securities and Exchange Commission. The Tender Offer Statement including the prospectus attached as an exhibit thereto, a related letter of transmittal and other offer documents contain important information that should be read carefully before any decision is made with respect to the exchange offer. The prospectus, the related letter of transmittal and certain other offer documents are available to all holders of the 3.50% Convertible Senior Notes due 2011 free of charge from the information agent, The Altman Group, 1200 Wall Street West, 3rd Floor, Lyndhurst, NJ 07071, (866) 751-6316. The Tender Offer Statement including the prospectus, the related letter of transmittal and all other offer documents were filed with the Securities and Exchange Commission are also available for free at the Securities and Exchange Commission’s website at http://www.sec.gov.

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a commercial-stage pharmaceutical company marketing two FDA-approved products in the United States: ANTARA® (fenofibrate) capsules, a cardiovascular product and FACTIVE® (gemifloxacin mesylate) tablets, a fluoroquinolone antibiotic. ANTARA is indicated for the adjunct treatment of hypercholesterolemia (high blood cholesterol) and hypertriglyceridemia (high triglycerides) in combination with diet. FACTIVE is approved for the treatment of acute bacterial exacerbations of chronic bronchitis and community-acquired pneumonia of mild to moderate severity. Oscient promotes ANTARA and FACTIVE through a national sales force calling on primary care physicians, cardiologists, endocrinologists and pulmonologists.

For important information regarding the safety and use of ANTARA and FACTIVE, please see the full prescribing information available at www.antararx.com and www.factive.com.

Forward-Looking Statement

This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements with regard to (i) NASDAQ’s suspension of the rules requiring a minimum MVPHS and minimum closing bid price until January 16, 2009 and NASDAQ’s corresponding decision not to take any action to delist any security for non-compliance with these requirements until the reinstatement of such rules on January 19, 2009, (ii) the ability of companies to regain compliance with the minimum MVPHS and minimum closing bid price requirements during the suspension period, (iii) the Company’s option to request a hearing before the NASDAQ Listings Qualifications Panel in the event that the Company does not regain compliance with the minimum MVPHS requirement by April 7, 2009, (iv) the Company’s plan to execute the proposed exchange offer to reduce its overall debt and improve its capital structure, and (v) the Company’s belief that completion of the proposed exchange offer may enable it to better execute its business strategy and regain compliance with the minimum MVPHS requirement. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. These risks include, but are not limited to (a) our ability to maintain the listing of our common stock on The NASDAQ Global Market; (b) our ability to successfully commercialize and market ANTARA or FACTIVE due to: the limitations on our resources and experience in the commercialization of products; lack of acceptance by physicians, patients and third party payors; unanticipated safety, product liability, efficacy, or other regulatory issues; delays in recruiting and training sales personnel; problems relating to manufacturing or supply; delays in the supply of products by the third party manufacturers and suppliers on which we rely; inadequate distribution of the products by wholesalers, pharmacies, hospitals and other customers; and competition from other products; (c) the delay in or inability to obtain additional regulatory approvals of our products and product candidates due to negative, inconclusive or insufficient results in ongoing or future clinical trials, the FDA or EMEA requiring additional information or data, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidates; (d) our ability to raise additional funds and/or refinance our maturing and existing debt or debt that may be accelerated due to our inability to maintain our common stock listing on a U.S. national securities exchange or approved for listing on a U.S. system of automated dissemination of quotations and to fund our operations including sales

NASDAQ Rule Suspension

October 23, 2008

and marketing activities and potential product acquisitions and (e) claims against us by third parties, including claims relating to our intellectual property position. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are described under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2008 and in other filings that we may make with the Securities and Exchange Commission from time to time.

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